Exhibit 10.1

ARALEZ PHARMACEUTICALS INC.
AMENDMENT TO
NONQUALIFIED STOCK OPTION AWARD AGREEMENTS

This Amendment (this “Amendment”) to (i) the Nonqualified Stock Option Award Agreement, dated as of June 16, 2016 (the “2016 Agreement”) and (ii) the Nonqualified Stock Option Award Agreement, dated as of May 11, 2017 (the “2017 Agreement” and together with the 2016 Agreement, the “Agreements”), by and between Aralez Pharmaceuticals Inc. Inc. (the “Company”) and Jason Aryeh (the “Participant”), is dated as of June 7, 2017.

WHEREAS, the Company and the Participant are parties to the Letter Agreement and the Company’s compensation committee approved the amendments set forth herein on June 6, 2017; and

WHEREAS, the Company and the Participant now desire to amend the Agreements in order to amend expiration dates and vesting dates applicable to certain Options granted pursuant to the Agreements.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreements.

2.                                      Amendments to the Agreements.  Each Agreement is hereby amended as follows:

a.              The first sentence of Section 2 of each Agreement is hereby amended and restated as follows:

“The Option shall become vested and exercisable, according to the vesting schedule set forth on the Summary of Grant.”

b.              Section 3(b)(i) of each Agreement is hereby amended to replace the reference to “ninety (90) day” with “one (1) year”.

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, each Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Amendment and together with each Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Amendment and the terms of each Agreement, the terms of this Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this

Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amendment and fully understands all of the provisions of this Amendment.

5.                                      Confidentiality.  The Participant hereby agrees to maintain the confidentiality of the Company’s confidential information and not to disparage the Company.

6.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

7.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

8.                                      Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on June 7, 2017.

ARALEZ PHARMACEUTICALS INC.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	CEO

/s/ Jason M. Aryeh
Jason M. Aryeh